Exhibit 10.5

LETTER OF UNDERSTANDING (LOU)

Between

MASS-SPECC COOPERATIVE DEVELOPMENT CENTER

And

TELUPAY (PHILIPPINES), INC.

SUBJECT: TelUPay Sales Incentive Promo 2014

1.        Purpose. This LOU serves as documentation on the understanding between Mass-Specc Cooperative Development Center ("MCDC") and TelUPay (Philippines), Inc. ("TelUPay") with regards to the implementation of the MCDC Front Liner Incentive Promo 2014 ("Incentive") for MCDC. The MCDC and TelUPay shall be collectively referred to as the "Parties".

2.        Scope. This LOU covers the Incentive mechanics agreed upon by the Parties, and the settlement terms for the incentives in the said Incentive.

3.        Understanding. The following understandings have been made between the Parties:

3.1        Promo Period: From 1st of August 2014 to 31st of January 2015

3.2        Awarding: Monthly, exact date to be confirmed later on.

3.3        The account officer of cooperative ("Front liner") must register and qualify to avail the incentive prior to the promo period. (Registration form will be distributed by MCDC)

3.4        Front liner must be a cooperative member and MCDC pinoy ATM card holder

3.5        Front liner must have an android phone with active MCDC mobile banking application

3.6        Front liner must submit the acquisition daily report (please see attached form template) via email or fax to MCDC with full name, mobile number of the account holder, signature, date and time of activation for each activation per day.

3.7        To qualify for the incentives, a Front liner must reach 1,500 qualified mobile activations within the promo period, qualified mobile activation is defined as the user downloading, activating the MCDC mobile application followed by at least any one balance inquiry within the day.

3.8        Incentives per front liner/account officer and cooperative:

3.8.1        For every 1500 above qualified mobile activation in a month, the front liner gets 4 pesos per activated user, equivalent to P6,000, while the cooperative gets 6Pesos per activated user equivalent to P9,000.

3.8.2        Falling below 1,500 but not lower than 500 per month, the front liner, gets 2 pesos per activated user; while the cooperative gets P3.

3.9        MCDC shall be in charge of the daily monitoring and reporting of the activations per front liner. The weekly report shall be submitted to TelUPay and reviewed by both Parties at end of each month during the promo period.

3.10        Incentives for validated qualified mobile activations shall be provided by TelUPay to the concerned front liner via credit to his/her MCDC ATM pinoy account at least 1 week after the confirmed awarding date.

4.        This LOU shall be effective from signing date, July 25, 2014 until January 31, 2014, or until mutually extended by both Parties.

5.        The Parties agree that any changes to be made, which shall affect the result or mechanics of the promo, shall be communicated, agreed upon, and documented as an addendum to this LOU.

Signed and agreed on July 25, 2014.

MASS-SPECC COOPERATIVE DEVELOPMENT CENTER	TELUPAY (PHILIPPINES), INC.
/s/ Dennis Z. Santander	/s/ Rosarito D. Carrillo
_____________________________ Dennis Z. Santander Deputy CEO	_____________________________ Rosarito D. Carrillo President and CEO
Witness by
/s/ Jerry Mocorro	/s/ Marlon Portugal
_____________________________ Jerry Mocorro ICT Manager	_____________________________ Marlon Portugal Business Development Manager

2129 Chino Roces Ave., Makati City, Philippines1230 Tel. No.: +63 2 6597595 | +63 2 8460709